Exhibit 3-3

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
VGTEL, INC.

Under Section 805 of the Business Corporation Law

FIRST:                      The name of the corporation is:   VGTEL, INC.

If the name of the corporation has been changed, the name under which it was formed is: TRIBEKA TEK, INC.

SECOND:	The certificate of incorporation was filed by the Department of State on:
February 05, 2002.

THIRD:	The amendment effected by this certificate of amendment is as follows:

Adding an eighth paragraph to the Certificate of Incorporation relating to the shareholders consent is hereby amended to to read as follows:

“EIGHTH:
Except as otherwise provided by statute, any action that might have been taken by a vote of the shareholders at a meeting thereof may be taken with the written consent of such of the shareholders who would have been entitled to vote upon such action if a meeting were held as have not less than the minimum percentage of the total vote required by statute, this Certificate of Incorporation, or the By-laws of the corporation, as may be applicable, for the proposed corporate action; provided that prompt notice shall be given to all shareholders of the taking of such corporate action without a meeting if less than unanimous consent is obtained.”

FOURTH:	The certificate of amendment was authorized by:

The vote of the board of directors followed by a vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

The vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/Mimi Sanik
Mimi Sanik, Authorized Person

N.Y.S. DEPARTMENT OF STATE

DIVISION OF CORPORATIONS AND STATE RECORDS

FILING RECEIPT

ENTITY NAME:  VGTEL, INC.

DOCUMENT TYPE:  AMENDMENT (DOMESTIC BUSINESS)                                                                                                                                COUNTY:  KINGS

FILED   2/24/2011   DURATION*************CASH# 110224000390 FILM# 110224000355

FILER:

VCORP SERVICES, LLC

25 ROBERT PITT DRIVE

SUITE 204

MONSEY, NY  10952

STATE OF NEW YORK DEPARTMENT OF STATE

REGISTERED AGENT:

DRAWDOWN ACCOUNT #HD